AMENDMENT No. 3 TO THE
FIRST HORIZON CORPORATION SAVINGS RESTORATION PLAN

WHEREAS, First Horizon Corporation (the "Corporation") previously adopted the First Horizon Corporation Savings Restoration Plan (the "Plan") reserving the right to amend the Plan; and
WHEREAS, Article 4 of the Plan provides for payment of benefits under the Plan, including a required payment on a Change in Control; and
WHEREAS, the Corporation has determined that it is in the best interest of the Corporation and the Participants in the Plan to remove the requirement for payment upon a Change in Control; and
WHEREAS, except to the extent permitted under regulations or other regulatory guidance issued under Code Section 409A, this Amendment shall be effective on the day that is twelve months after the date this Amendment is executed.
NOW, THEREFORE, the Plan is amended January 25, 2024, effective January 25, 2025, as follows:
1.     Section 4.3(b) is hereby deleted in its entirety and replaced by the following language:
"(b) In the event of a Change in Control, each Participant's Account shall be treated as fully vested without regard to Years of Service."

DATED, THE 25th DAY OF January, 2024;
                        EMPLOYER:
ATTEST                     FIRST HORIZON CORPORATION
By: /s/ Karen K. Sones             By: /s/ Kim Anderson
Title: SVP, HR Strategic Projects        Title: VP, Benefit Consulting & Compliance